SHARE EXCHANGE AGREEMENT

THIS AGREEMENT is made effective as of the 7th day of February, 2007.

AMONG:

HEALTHCARE PROVIDERS DIRECT, INC. ( formerly known as ALPHA MOTORSPORT, INC.), a Nevada corporation, having a principal address at 240 12th Street,
New Westminster, British Columbia, Canada V3M 4H2

(“PubCo”)

AND:

HEALTHCARE PROVIDERS DIRECT, INC., a Delaware corporation, having a principal address at 3371, Route One,
Suite 200, Lawrenceville, New Jersey, USA 08648

(“HPD”)

AND:

THE UNDERSIGNED SHAREHOLDERS OF HPD AS LISTED ON Schedule A ATTACHED HERETO

(the “Selling Shareholders”)

AND:

VINCENT MARKOVITCH, an individual residing at 240 12th Street, New Westminster, British Columbia, Canada V3M 4H2

(“Markovitch”)

WITNESSETH:

WHEREAS, the Selling Shareholders are the registered and beneficial owners of all the issued and outstanding capital stock of HPD;

WHEREAS, the Selling Shareholders have agreed to transfer to PubCo and PubCo has agreed to acquire from the Selling Shareholders, all of the issued and outstanding capital stock of HPD (the “HPD Stock”) in exchange for 34,464,038 shares of common stock of PubCo, which represents approximately 65% of the then issued and outstanding shares of common stock PubCo after the exchange, on a fully diluted basis, including stock options and warrants, pursuant to the terms and conditions of this Agreement;

WHEREAS, upon the closing of the share exchange, HPD will become a wholly-owned Subsidiary of PubCo;

WHEREAS, PubCo shall have no more than 10,400,000 shares issued and outstanding on the date of the closing, including 400,000 shares issued in connection with the Private Placement and excluding any shares issuable upon the exercise of the Investa Warrants;

WHEREAS, it is understood and agreed that, in addition to the shares described above, 6,402,672 shares will be authorized, reserved and approved for further issuance pursuant to the HPD Stock Option Plan;

WHEREAS, upon the closing of the exchange, the PubCo directors and officers will resign, in seriation, appointing new directors as designated by the Selling Shareholders, who will elect new officers; and

WHEREAS, after the closing of the exchange, PubCo will effect a merger of HPD into PubCo and PubCo will change its name to HPD.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound, the parties hereto hereby agree as follows:

1.	DEFINITIONS

1.1	Definitions. The following terms have the following meanings, unless the context indicates otherwise:

(a)	“Accredited Investor” shall mean accredited investor as defined in Rule 501 of Regulation D of the Securities Act.

(b)
“Affiliate” shall mean any other entity that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, another entity. The term “control” includes, without limitation, the possession, directly or indirectly, of the power to direct the management and policies of an entity, whether through the ownership of voting securities, by contract or otherwise.

(c)	“Agreement” shall mean this Agreement, and all the exhibits, schedules and other documents attached to or referred to in this Agreement;

(d)	“Bridge Loan” shall mean the bridge loan in the principal amount of $100,000 that has been made to HPD the principal amount of which will be repaid upon the Closing;

(e)
“Closing” shall mean the completion of the Transaction, in accordance with Section 7 hereof, at which the Closing Documents shall be exchanged by the parties, except for those documents or other items specifically required to be exchanged at a later time;

(f)	“Closing Date” shall mean the date of this Agreement following the satisfaction or waiver by PubCo and HPD of the conditions set out in Sections 5.1 and 5.2 respectively;

(g)	“Closing Documents” shall mean the papers, instruments and documents required to be executed and delivered at the Closing pursuant to this Agreement;

(h)	“Exchange Act” shall mean the United States Securities Exchange Act of 1934, as amended;

(i)	“GAAP” shall mean United States generally accepted accounting principles applied in a manner consistent with prior periods;

(j)
“HPD Cash Requirement” shall mean the sale by HPD of its Series B Preferred Stock, par value $1,000 per share and its receipt of gross proceeds in an amount not to exceed $1,900,000, which shall not include funds received pursuant to the Bridge Loan;

(k)
“HPD Stock Option Plan” shall mean the HPD Stock Option Plan approved by HPD stockholders as of December 18, 2006, pursuant to which there are 870 shares of HPD Common Stock reserved for issuance upon the exercise of Options.

(l)
“HPD Private Placement Memorandum” shall mean the confidential private placement memorandum dated December 7, 2006, and any supplements or addendum thereto, pursuant to which HPD is offering for sale the HPD Series B Preferred Stock.

(m)
“HPD Shares” shall mean (i) 1,558 shares of common stock, no par value (the “HPD Common Stock”), (ii) 577 shares of Series A Convertible Preferred Stock, no par value (the “HPD Series A Preferred Stock”), and (iii) 2,548 shares of Series B Convertible Preferred Stock, par value $1,000 per share (the “HPD Series B Preferred Stock”), being all of the issued and outstanding HPD Common Stock, HPD Series A Preferred Stock and HPD Series B Preferred Stock (collectively, the “HPD Securities”) beneficially held, directly or indirectly, by the Selling Shareholders.

(n)
“Investa Warrants” shall mean the warrants issued to Investa Capital Partners, Inc. (“Investa”) or its Affiliate such that (a) Investa may purchase up to $1.0 million of PubCo Common Shares upon the terms and conditions set forth in the Warrant Agreement, to be entered into on the Closing Date.

(o)	“Markovitch Shares” shall mean the 10,000,000 shares of pre-consolidated common stock held by Markovitch, to be cancelled pursuant to the terms hereof on Closing;

(p)
“Private Placement” shall mean a non-brokered private placement between PubCo and a private investors, to be entered into at or prior to Closing on terms substantially as set out in Schedule B, whereby PubCo will issue the Private Placement Shares in consideration for the Subscription Proceeds;

(q)	“Private Placement Shares” shall mean 400,000 shares of (post two-for-one consolidation) PubCo Common Shares;

(r)
“PubCo Cash Requirement” shall mean that PubCo shall have cash-on-hand at Closing, net of liabilities, in the aggregate amount of $500,000, which amount shall be comprised of the Subscription Proceeds, and $100,000 from the sale of all of the capital stock of its wholly-owned subsidiary, Alpha Motorsport, Inc.;

(s)
“PubCo Shares” shall mean the fully paid and non-assessable common shares of PubCo, par value $.001 per share (“PubCo Common Shares”) to be issued to the Selling Shareholders by PubCo on the Closing Date, calculated in accordance with Schedule A;

(t)	“SEC” shall mean the Securities and Exchange Commission;

(u)	“Securities Act” shall mean the United States Securities Act of 1933, as amended and the rules and regulations promulgated thereunder;

(v)	“Subscription Proceeds” shall mean the net proceeds in the amount of $400,000 payable to PubCo in consideration for the Private Placement Shares;

(w)
“Taxes” shall include international, federal, state, provincial and local income taxes, capital gains tax, value-added taxes, franchise, personal property and real property taxes, levies, assessments, tariffs, duties (including any customs duty), business license or other fees, sales, use and any other taxes relating to the assets of the designated party or the business of the designated party for all periods up to and including the Closing Date, together with any related charge or amount, including interest, fines, penalties and additions to tax, if any, arising out of tax assessments; and

(x)
“Transaction” shall mean the sale of the HPD Shares to PubCo by the Selling Shareholders in exchange for 34,464,038 shares of PubCo Shares (representing 65% of the then issued and outstanding shares PubCo Shares, on a fully-diluted post consolidation basis) pursuant to the terms and conditions of this Agreement.

1.2	Schedules. The following schedules are attached to and form part of this Agreement:

Schedule A	-	Selling Shareholders
Schedule B	-	Private Placement
Schedule C	-	Certificate of U.S. Shareholder
Schedule D	-	Directors and Officers of HPD
Schedule E	-	Directors and Officers of PubCo
Schedule F	-	HPD Leases, Subleases, Claims, Capital Expenditures, Taxes and Other Property Interests
Schedule G	-	HPD Intellectual Property
Schedule H	-	HPD Material Contracts
Schedule I	-	HPD Convertible Securities

1.3	Currency. All dollar amounts referred to in this Agreement are in United States dollars, unless expressly stated otherwise.

2.	THE SHARE EXCHANGE

2.1
Offer, Purchase and Sale of HPD Shares. Subject to the terms and conditions of this Agreement at the Closing, the Selling Shareholders shall assign, transfer, convey and deliver to PubCo, all of the HPD Shares held by the Selling Shareholders as of February 7, 2007 (the “Closing Date”).

2.2
Share Exchange. The exchange of the HPD Shares shall be effected by the issuance to such Selling Shareholders of the number of shares of PubCo Shares set out opposite each Selling Shareholder’s name on Schedule A and with effect from the opening of business on the Closing Date. The Selling Shareholders acknowledge and agree that the PubCo Shares are being issued pursuant to an exemption from the prospectus and registration requirements, as contained in Sections 3(b) and 4(2) of the Securities Act.

2.3
Restricted Securities. Each Selling Shareholder understands that the PubCo Shares are characterized as “restricted securities” under the Securities Act inasmuch as this Agreement contemplates that, if acquired by the Selling Shareholder pursuant hereto, the PubCo Shares would be acquired in a transaction not involving a public offering. Each Selling Shareholder acknowledges that the PubCo Shares issued pursuant to the terms and conditions set forth in this Agreement will have such hold periods as are required under applicable securities laws and as a result may not be sold, transferred or otherwise disposed, except pursuant to an effective registration statement under the Securities Act, or pursuant to an exemption from, or in a transaction not subject to, the registration requires of the Securities Act and in each case only in accordance with all applicable securities law.

2.4
Share Certificates. All certificates representing the PubCo Shares issued on Closing will be endorsed with the following legend pursuant to the Securities Act in order to reflect the fact that the PubCo Shares will be issued to the Selling Shareholders pursuant to a safe harbor from the registration requirements of the Securities Act:

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

2.5
Share Exchange Procedure. Each Selling Shareholder may exchange his, her or its certificate representing the HPD Shares by delivering such certificate to PubCo duly executed and endorsed in blank (or accompanied by duly executed stock powers duly endorsed in blank), in each case in proper form for transfer, with signatures guaranteed, and, if applicable, with all stock transfer and any other required documentary stamps affixed thereto and with appropriate instructions to allow the transfer agent to issue certificates for the PubCo Shares to the holder thereof. Notwithstanding the foregoing, certain shares of PubCo Shares otherwise issuable to certain Selling Shareholders shall instead be issued to certain other parties (the “Shareholder Transferees”), as set forth on Schedule A. The parties hereto acknowledge and agree that: (i) the issuance of PubCo Shares to the Shareholder Transferees as set forth on Schedule A is being effectuated at the request of such Selling Shareholders to avoid the issuance of PubCo Shares to such Selling Shareholders, to be followed by an immediate transfer of such shares by the Selling Shareholders to the Shareholder Transferees, and (ii) each Shareholder Transferee shall execute a joinder to this Agreement or similar documentation (the “Transferee Joinders”) satisfactory to PubCo solely for the purpose of making the representations set forth in Section 2.11(g) hereof (“Investment Representations”). The total shares of PubCo Shares to be issued to the Selling Shareholders shall be 34,464,038 shares.

2.6
Reverse Stock Split. Prior to the Closing, PubCo shall have effected a reverse stock split of two shares into one for each outstanding share and Vincent Markovitch shall have delivered to PubCo for cancellation the Markovitch Shares.

2.7
Sale of Operating Subsidiary. Prior to the Closing Vincent Markovitch shall have purchased from PubCo all of the issued and outstanding stock of Alpha Motorsport Inc., PubCo’s operating subsidiary, in exchange for consideration in the amount of $100,000.

2.8
Fractional Shares. Notwithstanding any other provision of this Agreement, no certificate for fractional shares of the PubCo Shares will be issued in the Transaction. In lieu of any such fractional shares, if any of the Selling Shareholders would otherwise be entitled to receive a fraction of a share of the PubCo Shares upon surrender of certificates representing the HPD Shares for exchange pursuant to this Agreement, the Selling Shareholders will be entitled to receive from PubCo a stock certificate representing the nearest whole number of PubCo Shares.

2.9	Closing Date. The Closing will take place, subject to the terms and conditions of this Agreement, on the Closing Date.

2.10
Section 368 Reorganization. For U.S. federal income tax purposes, the Transaction is intended to constitute a “reorganization” within the meaning of Sections 351 and 368(a)(1)(B) of the Code or such other tax free reorganization exemptions that may be available under the Code. The parties to this Agreement hereby adopt this Agreement as a “plan of reorganization” within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations. Notwithstanding the foregoing or anything else to the contrary contained in this Agreement, the parties acknowledge and agree that no party is making any representation or warranty as to the qualification of the Transaction as a reorganization under Section 368 of the Code or as to the effect, if any, that any transaction consummated prior to the Closing Date has or may have on any such reorganization status. The parties acknowledge and agree that each (i) has had the opportunity to obtain independent legal and tax advice with respect to the transaction contemplated by this Agreement, and (ii) is responsible for paying its own Taxes, including without limitation, any adverse Tax consequences that may result if the transaction contemplated by this Agreement is not determined to qualify as a reorganization under Section 368 of the Code.

2.11
HPD Stock Option Plan. Subject to the consent of directors, consultants and HPD Shareholders, if any, who have been granted options under the HPD Stock Option Plan, such options shall be exchanged for like options of PubCo on the Closing without any further action on the part of such HPD Shareholders.

2.12
Exemptions. The Selling Shareholders acknowledge that PubCo has advised such Selling Shareholders that PubCo is relying on an exemption from the prospectus and registration requirements of the Securities Act (British Columbia) (the “British Columbia Securities Act”) to issue the PubCo Shares to each of the Selling Shareholders and, as a consequence, certain protections, rights and remedies provided by the British Columbia Securities Act, including statutory rights of rescission or damages, will not be available to the Selling Shareholders.

2.13
Canadian Resale Restrictions. The Selling Shareholders acknowledge that PubCo is not a reporting issuer in any province or territory of Canada and accordingly, any applicable hold periods under the British Columbia Securities Act or any other Canadian jurisdiction may never expire, and the PubCo Shares may be subject to resale restrictions for an indefinite period of time.

2.14
Selling Shareholder Representations and Warranties. Each of the Selling Shareholders, severally and not jointly, hereby represents and warrants to PubCo and HPD as follows and acknowledges that each of PubCo and HPD is relying on the representations and warranties in entering into this Agreement and in concluding the Transaction contemplated herein:

(a)	Selling Shareholder is the sole registered holder and beneficial owner of such number of shares of HPD Shares as set forth on Schedule A;

(b)
Selling Shareholder holds its shares of HPD Shares free and clear of all liens, claims and encumbrances, voting agreements, voting trusts, escrow restrictions or other limitations or restrictions of any nature whatsoever;

(c)	Selling Shareholder does not have any interest, legal or beneficial, direct or indirect, in any of the assets or business of HPD other than its ownership of the HPD Shares;

(d)	Selling Shareholder has the power or in the case of an individual, the capacity, right and authority to enter into this Agreement and to perform their obligations hereunder;

(e)
Selling Shareholder has had adequate opportunity to obtain from representatives of PubCo such information, in addition to the representations set forth in this Agreement, as is necessary to evaluate the merits and risks of the Selling Shareholder’s investment in the PubCo Shares and Selling Shareholder has sufficient experience in business, financial and investment matters to be able to evaluate the risks involved in the acquisition of the PubCo Shares to be issued to the Selling Shareholders pursuant to the terms of this Agreement and to make informed investment decisions with respect to such investment;

(f)	Selling Shareholder is a U.S. Person;

(g)	Selling Shareholder is an Accredited Investor;

(h)	Selling Shareholder is not acquiring the PubCo Shares for the account or benefit of, directly or indirectly, any other U.S. Person; and

(i)
Selling Shareholder is acquiring the PubCo Shares for investment only and not with a view to resale or distribution and, in particular, Selling Shareholder has no intention to distribute either directly or indirectly any of the PubCo Shares in the United States or to U.S. Persons.

Selling Shareholder understands and agrees that PubCo will refuse to register any transfer of the PubCo Shares not made pursuant to an effective registration statement under the Securities Act or pursuant to an available exemption from the registration requirements of the Securities Act.

3.	REPRESENTATIONS AND WARRANTIES OF HPD

HPD represents and warrants to PubCo, as follows and acknowledges that PubCo is relying upon such representations and warranties, in entering into this Agreement and in concluding the Transaction contemplated herein:

3.1
Organization and Good Standing. HPD is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to own, lease and to carry on its business in all material respects as is now being conducted. HPD is duly qualified to do business and is in good standing as a corporation in each of the jurisdictions in which HPD owns property, leases property, does business, or is otherwise required to do so, where the failure to be so qualified would have a material adverse effect on the business of HPD taken as a whole.

3.2
Authority. HPD has all requisite corporate power and authority to execute and deliver this Agreement and any other document contemplated by this Agreement (collectively, the “HPD Documents”) to be executed by HPD and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of each of the HPD Documents by HPD and the consummation of the transactions contemplated hereby have been duly approved and authorized by HPD’s board of directors and HPD’s Board of Directors has determined to recommend that the Selling Shareholders approve the Transaction. The Selling Shareholders holding a sufficient number of shares to approve the Transaction have given their consent to the Transaction. Assuming each agreement and instrument has been duly and validly authorized, executed and delivered by the other parties thereto, this Agreement and the other HPD Documents have been delivered by HPD and this Agreement, and the other HPD Documents are the valid and binding obligations of HPD enforceable in accordance with their respective terms except:

(a)	as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally;

(b)	as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies; and

(c)	as limited by public policy.

3.3
Capitalization of HPD. HPD’s authorized capital stock consists of: (i) 10,000 shares of common stock, no par value per share (“HPD Common Stock”); (ii) 2,500 shares of Series A Convertible Preferred Stock, no par value per share,”(the “HPD Series A Preferred Stock”); (iii) 3,300 shares of Series B Convertible Preferred Stock, par value $1,000 per share (the “HPD Series B Preferred Stock”) (the shares in (ii) and (iii) collectively referred to as “HPD Preferred Stock”). As of the date of this Agreement: (i) 1,558 shares of HPD Common Stock; (ii) 577 shares of HPD Series A Preferred Stock; (iii) 2,548 shares of HPD Series B Preferred Stock have been issued and are outstanding. All of the issued and outstanding shares of HPD Common and Preferred Stock have been duly authorized and validly issued and are fully paid and non-assessable. Except as set forth on Schedule I hereto, there are no outstanding options, warrants, subscriptions, conversion rights, or other rights, agreements, or commitments obligating HPD to issue any additional shares of HPD Common Stock, or any other securities convertible into, exchangeable for, or evidencing the right to subscribe for or acquire from HPD any HPD Common Stock. There are no agreements purporting to restrict the transfer of HPD Common Stock, no voting agreements, shareholders’ agreements, voting trusts, or other arrangements restricting or affecting the voting of HPD Common Stock.

3.4
Shareholders of HPD Common Stock. Schedule A contains a true and complete list of the holders of all issued and outstanding shares of the HPD Common Stock and HPD Preferred Stock including each holder’s name, address and number of HPD Securities held.

3.5	Directors and Officers of HPD. The duly elected or appointed directors and the duly appointed officers of HPD are as set out in Schedule D.

3.6
Corporate Records of HPD. The corporate records of HPD, as required to be maintained by it pursuant to the Delaware General Corporations Law, are accurate, complete and current in all material respects, and the minute book of HPD is, in all material respects, correct and contains all records required by the laws of the State of Delaware, as applicable, in regards to all proceedings, consents, actions and meetings of the shareholders and the board of directors of HPD.

3.7	No Subsidiaries. HPD does not have any subsidiaries and does not own, beneficially or record, any shares of any other corporation.

3.8	Non-Contravention. Neither the execution, delivery and performance of this Agreement, nor the consummation of the Transaction, will:

(a)
conflict with, result in a breach of or constitute a default under (with or without notice, lapse of time or both) or give rise to a right of termination, amendment, cancellation or acceleration of any obligation contained in or the loss of any material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the material properties or assets of HPD under any term, condition or provision of any loan or credit agreement, note, debenture, bond, mortgage, indenture, lease or other agreement, instrument, permit, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to HPD, or any of its material property or assets;

(b)	violate any provision of the articles or bylaws of HPD; or

(c)	violate any order, writ, injunction, decree, statute, rule, or regulation of any court or governmental or regulatory authority applicable to HPD or any of its material property or assets.

3.9
Actions and Proceedings. To the best knowledge of HPD, there is no basis for and there is no action, suit, judgment, claim, demand or proceeding outstanding or pending, or threatened against or affecting HPD or which involves any of the business, or the properties or assets of HPD that, if adversely resolved or determined, would have a material adverse effect on the business, operations, assets, properties, prospects, or conditions of HPD taken as a whole (a “HPD Material Adverse Effect”). There is no reasonable basis for any claim or action that, based upon the likelihood of its being asserted and its success if asserted, would have such a HPD Material Adverse Effect.

3.10	Compliance.

(a)
To the best knowledge of HPD, HPD is in compliance with, is not in default or violation in any material respect under, and has not been charged with or received any notice at any time of any material violation of any statute, law, ordinance, regulation, rule, decree or other applicable regulation to the business or operations of HPD;

(b)
To the best knowledge of HPD, HPD is not subject to any judgment, order or decree entered in any lawsuit or proceeding applicable to its business and operations that would constitute a HPD Material Adverse Effect;

(c)
HPD has filed all reports and returns required to be filed by it with governmental authorities and has obtained all governmental permits and other governmental consents, except as may be required after the execution of this Agreement. All of such permits and consents are in full force and effect, and no proceedings for the suspension or cancellation of any of them, and no investigation relating to any of them, is pending or to the best knowledge of HPD, threatened, and none of them will be adversely affected by the consummation of the Transaction; and

(d)
HPD has operated in material compliance with all laws, rules, statutes, ordinances, orders and regulations applicable to its business. HPD has not received any notice of any violation thereof, nor is HPD aware of any valid basis therefore.

3.11
Filings, Consents and Approvals. No filing with, or authorization or approval of any public or governmental body or authority or other person or entity is necessary to enable the consummation by HPD of the Transaction contemplated by this Agreement or to enable PubCo to continue to conduct HPD’s business after the Closing Date in a manner which is consistent with that in which the business is presently conducted.

3.12
Financial Representations. The books, records, and accounts of HPD are complete and correct in all material respects and have been maintained in accordance with good business and accounting practices. HPD has not engaged in any transaction, maintained any bank account, or used any funds of HPD, except for transactions, bank accounts, and funds which have been and are reflected in the normally maintained books and records of HPD.

3.13
Absence of Undisclosed Liabilities. Except as disclosed in Schedule F, HPD does not have any liabilities or obligations either direct or indirect, matured or unmatured, absolute, contingent or otherwise that exceed $5,000, which:

(a)	have not heretofore been paid or discharged;

(b)	did not arise in the regular and ordinary course of business under any agreement, contract, commitment, lease or plan except as specifically disclosed in Schedule F; or

(c)	have not been incurred, in amounts and pursuant to practices consistent with past business practice, in or as a result of the regular and ordinary course of its business.

For purposes of this Agreement, including Section 4.13, the term “liabilities” includes, any direct or indirect indebtedness, guaranty, endorsement, claim, loss, damage, deficiency, cost, expense, obligation or responsibility, fixed or unfixed, known or unknown, asserted choate or inchoate, liquidated or unliquidated, secured or unsecured.

3.14	Tax Matters.

(a)	As of the date hereof:

(i)
HPD has timely filed all tax returns in connection with any Taxes which are required to be filed on or prior to the date hereof, taking into account any extensions of the filing deadlines which have been validly granted to HPD; and

(ii)	Subject to any alternative final determination at the instance of applicable taxing authorities, all such returns are true and correct in all material respects;

(b)
HPD has paid all Taxes that have become or are due with respect to any period ended on or prior to the date hereof, and has established an adequate reserve therefore on its balance sheets for those Taxes not yet due and payable, except for any Taxes the non-payment of which will not have a HPD Material Adverse Effect;

(c)
HPD is not presently under and has not received notice of, any contemplated investigation or audit by the Internal Revenue Service or any foreign or state taxing authority concerning any fiscal year or period ended prior to the date hereof; and

(d)	HPD has withheld all Taxes, as required by law, and other similar withholding Taxes and, if required on or prior to the date hereof, have been deposited with the appropriate governmental agency.

3.15	Absence of Changes. Since the date of the HPD Financial Statements, as defined in Section 6.1, and except as set out in Schedule F, HPD has not:

(a)
incurred any liabilities, other than liabilities incurred in the ordinary course of business consistent with past practice or in connection with this Transaction, or discharged or satisfied any lien or encumbrance, or paid any liabilities, other than in the ordinary course of business consistent with past practice, or failed to pay or discharge when due any liabilities of which the failure to pay or discharge has caused or will cause any material loss to it or any of its assets or properties;

(b)	sold, encumbered, assigned or transferred any material fixed assets or properties except for ordinary course business transactions consistent with past practice;

(c)
created, incurred, assumed or guaranteed any indebtedness for money borrowed, or mortgaged, pledged or subjected any of the material assets or properties of HPD to any mortgage, lien, pledge, security interest, conditional sales contract or other encumbrance of any nature whatsoever;

(d)
made or suffered any amendment or termination of any material agreement, contract, commitment, lease or plan to which it is a party or by which it is bound, or cancelled, modified or waived any substantial debts or claims held by it or waived any rights of substantial value, other than in the ordinary course of business;

(e)
declared, set aside or paid any dividend or made or agreed to make any other distribution or payment in respect of its capital stock or redeemed, purchased or otherwise acquired or agreed to redeem, purchase or acquire any of its capital stock;

(f)	suffered any material adverse change in its business, operations, assets, properties, prospects or condition (financial or otherwise);

(g)
received notice or had knowledge of any actual or threatened material labor dispute or claim, termination, resignation, event or condition of any similar character which has had or might have an adverse effect on its business, operations, assets, properties or prospects;

(h)	made any capital expenditures exceeding in the aggregate $5,000, except such as may be involved in ordinary repair, maintenance or replacement of its assets;

(i)
other than in the ordinary course of business, increase the salaries or other compensation of, or made any advance (excluding advances for ordinary and necessary business expenses) or loan to, any of its employees or directors or made any increase in, or any addition to, other benefits to which any of its employees or directors may be entitled;

(j)	other than this Transaction, entered into any transaction other than in the ordinary course of business consistent with past practice; or

(k)	agreed, whether in writing or orally, to do any of the foregoing.

3.16
Personal Property. HPD has good and marketable title of all of its assets as shown on the ~~[~~balance sheet~~]~~ and all other assets reflected in HPD’s books and records as being owned by HPD free and clear of liens, claims and encumbrances. All such assets are in reasonably good condition (normal wear and tear excepted).

3.17	Intellectual Property

(a)
Intellectual Property Assets. Except as set forth in the HPD Private Placement Memorandum, HPD owns or has a written license to all intellectual property assets necessary for the operation of the business of HPD as it is currently conducted (collectively, the “Intellectual Property Assets”), including:

(i)	the names “Healthcare Providers Direct”, trading names, registered and unregistered trademarks, service marks, and applications (collectively, the “Marks”);

(ii)	all patents, patent applications, and inventions, methods, processes and discoveries that may be patentable (collectively, the “Patents”);

(iii)	all copyrights in both published works and unpublished works (collectively, the “Copyrights”); and

(iv)
all know-how, trade secrets, confidential information, customer lists, software, technical information, data, process technology, plans, drawings, and blue prints owned, used, or licensed by HPD as licensee or licensor (collectively, the “Trade Secrets”).

(b)
Agreements. Schedule G contains a complete and accurate list and summary description, including any royalties paid or received by HPD, of all contracts and agreements relating to the Intellectual Property Assets to which HPD is a party or by which HPD is bound, except for any license implied by the sale of a product and perpetual, paid-up licenses for commonly available software programs with a value of less than $500 under which HPD is the licensee. To the best knowledge of HPD, there are no outstanding or threatened disputes or disagreements with respect to any such agreement.

(c)
Intellectual Property and Know-How Necessary for the Business. Except as set forth in Schedule G, HPD is the owner of all right, title, and interest in and to each of the Intellectual Property Assets, free and clear of all liens, security interests, charges, encumbrances, and other adverse claims, and has the right to use without payment to a third party of all the Intellectual Property Assets. Except as set forth in Schedule G, all former and current employees and contractors of HPD have executed written contracts, agreements or other undertakings with HPD that assign all rights to any inventions, improvements, discoveries, or information relating to the business of HPD. No employee, director, officer or shareholder of HPD owns directly or indirectly in whole or in part, any Intellectual Property Asset which HPD is presently using or which is necessary for the conduct of its business. To the best knowledge of HPD, no employee or contractor of HPD has entered into any contract or agreement that restricts or limits in any way the scope or type of work in which the employee may be engaged or requires the employee to transfer, assign, or disclose information concerning his work to anyone other than HPD.

(d)
Patents. Schedule G contains a complete and accurate list and summary description of all Patents material to the conduct of HPD’s business as it is currently conducted. Except as set forth in Schedule G, HPD is the owner of all right, title, and interest in and to each of the Patents, free and clear of all liens, security interests, charges, encumbrances, and other adverse claims. To the knowledge of HPD, all of the issued Patents are currently in compliance with formal legal requirements (including payment of filing, examination, and maintenance fees and proofs of working or use), are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety days after the Closing Date. To the knowledge of HPD no Patent has been or is now involved in any interference, reissue, re-examination, or opposition proceeding. To the best knowledge of HPD, none of the products manufactured and sold, nor any process or know-how used, by HPD infringes or is alleged to infringe any patent or other proprietary night of any other person or entity.

(e)
Trademarks. Schedule G contains a complete and accurate list and summary description of all Marks and the jurisdiction where the Mark is registered, if applicable. Except as set forth in Schedule G, HPD is the owner of all night, title, and interest in and to each of the Marks, free and clear of all liens, security interests, charges. encumbrances, and other adverse claims. To the best knowledge of HPD, there is no potentially interfering trademark or trademark application of any third party and no Mark is infringed or has been challenged or threatened in any way. To the best knowledge of HPD, none of the Marks used by HPD infringes or is alleged to infringe any trade name, trademark, or service mark of any third party. All products and materials containing a Mark bear the proper federal or other registration notice where permitted by law.

(f)
Copyrights. Schedule G contains a complete and accurate list and summary description of all Copyrights. Except as set forth as Schedule G, HPD is the owner of all right, title, and interest in and to each of the Copyrights, free and clear of all liens, security interests, charges, encumbrances, and other adverse claims. To the best knowledge of HPD, no Copyright is infringed or has been challenged or threatened in any way and none of the subject matter of any of the Copyrights infringes or is alleged to infringe any copyright of any third party or is a derivative work based on the work of a third party. All works encompassed by the Copyrights have been marked with the proper copyright notice.

(g)
Trade Secrets. HPD has taken all reasonable precautions to protect the secrecy, confidentiality, and value of its Trade Secrets. HPD has good title and an absolute right, or has a written license, to use the Trade Secrets. The Trade Secrets are not part of the public knowledge or literature, and to the best knowledge of HPD, have not been used, divulged, or appropriated either for the benefit of any person or entity or to the detriment of HPD. No Trade Secret is subject to any adverse claim or has been challenged or threatened in any way.

3.18
Insurance. The products sold by and the assets owned by HPD are insured under various policies of general product liability and other forms of insurance consistent with prudent business practices. All such policies are in full force and effect in accordance with their terms, no notice of cancellation has been received, and to the knowledge of HPD there is no existing default by HPD or any event which, with the giving of notice, the lapse of time or both, would constitute a default thereunder. All premiums to date have been paid in full.

3.19
Employees and Consultants. Except as set forth on Schedule F, all employees and consultants of HPD have been paid all salaries, wages, income and any other sum due and owing to them by HPD, as at the end of the most recent completed pay period. HPD is not aware of any labour conflict with any HPD’s employees that might reasonably be expected to have a HPD Material Adverse Effect. To the best knowledge of HPD, no employee of HPD is in violation of any term of any employment contract, non-disclosure agreement, non-competition agreement or any other contract or agreement relating to the relationship of such employee with HPD or any other nature of the business conducted or to be conducted by HPD.

3.20
Real Property. HPD does not own any real property. Each of the leases, subleases, claims or other real property interests (collectively, the “Leases”) to which HPD is a party or is bound, as set out in Schedule F, is legal, valid, binding, enforceable and in full force and effect in all material respects. All rental and other payments required to be paid by HPD pursuant to any such Leases have been duly paid and no event has occurred which, upon the passing of time, the giving of notice, or both, would constitute a breach or default by HPD under any of the Leases. The Leases will continue to be legal, valid, binding, enforceable and in full force and effect on identical terms following the Closing Date. HPD has not assigned, transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in the Leases or the leasehold property pursuant thereto.

3.21
Material Contracts and Transactions. Schedule H attached hereto lists each material contract, agreement, license, permit, arrangement, commitment, instrument or contract to which HPD is a party (each, a “Contract”). Each Contract is in full force and effect, and there exists no material breach or violation of or default by HPD under any Contract, or any event that with notice or the lapse of time, or both, will create a material breach or violation thereof or default under any Contract by HPD. The continuation, validity, and effectiveness of each Contract will in no way be affected by the consummation of the Transaction contemplated by this Agreement. There exists no actual or threatened termination, cancellation, or limitation of, or any amendment, modification, or change to any Contract.

3.22	Certain Transactions. HPD is not a guarantor or indemnitor of any indebtedness of any third party, including any person, firm or corporation.

3.23
No Brokers. HPD has not incurred any obligation or liability to any party for any brokerage fees, agent’s commissions, or finder’s fees in connection with the Transaction contemplated by this Agreement.

3.24
Completeness of Disclosure. No representation or warranty by HPD in this Agreement nor any certificate, schedule, statement, document or instrument furnished or to be furnished to PubCo pursuant hereto contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact required to be stated herein or therein or necessary to make any statement herein or therein not materially misleading.

4.	REPRESENTATIONS AND WARRANTIES OF PUBCO

PubCo represents and warrants to HPD and the Selling Shareholders and acknowledges that HPD and the Selling Shareholders are relying upon such representations and warranties in connection with the execution, delivery and performance of this Agreement, notwithstanding any investigation made by or on behalf of HPD or the Selling Shareholders, as follows:

4.1
Organization and Good Standing. PubCo is duly incorporated, organized, validly existing and in good standing under the laws of Nevada and has all requisite corporate power and authority to own, lease and to carry on its business as now being conducted. PubCo is qualified to do business and is in good standing as a foreign corporation in each of the jurisdictions in which it owns property, leases property, does business, or is otherwise required to do so, where the failure to be so qualified would have a material adverse effect on the businesses, operations, or financial condition of PubCo.

4.2
Authority. PubCo has all requisite corporate power and authority to execute and deliver this Agreement and any other document contemplated by this Agreement (collectively, the “PubCo Documents”) to be signed by PubCo and to perform its obligations hereunder and to consummate the Transaction contemplated hereby. The execution and delivery of each of the PubCo Documents by PubCo and the consummation by PubCo of the Transaction contemplated hereby have been duly authorized by its board of directors and no other corporate or shareholder proceedings on the part of PubCo is necessary to authorize such documents or to consummate the Transaction contemplated hereby. This Agreement and the other PubCo Documents have been duly executed and delivered by PubCo and this Agreement and the other PubCo Documents are the valid and binding obligations of PubCo enforceable in accordance with their respective terms, except:

(a)	as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally;

(b)	as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies; and

(c)	as limited by public policy.

4.3
Capitalization of PubCo. The entire authorized capital stock and other equity securities of PubCo consists of 750,000,000 shares of common stock with a par value of $0.001 (the “PubCo Common Stock”). As of the date of this Agreement, there are 30,000,000 shares of PubCo Common Stock issued and outstanding. All of the issued and outstanding shares of PubCo Common Stock have been duly authorized, are validly issued, were not issued in violation of any pre-emptive rights and are fully paid and non-assessable, are not subject to pre-emptive rights and were issued in full compliance with all federal, state, and local laws, rules and regulations. Except as disclosed in the PubCo SEC Documents and as contemplated by the Private Placement, there are no outstanding options, warrants, subscriptions, phantom shares, conversion rights, or other rights, agreements, or commitments obligating PubCo to issue any additional shares of PubCo Common Stock, or any other securities convertible into, exchangeable for, or evidencing the right to subscribe for or acquire from PubCo any shares of PubCo Common Stock as of the date of this Agreement. There are no outstanding contractual commitments (contingent or otherwise) of PubCo to retire, repurchase, redeem or otherwise acquire any outstanding shares of capital stock of, or other ownership interests in PubCo as to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any other person or entity. There are no agreements purporting to restrict the transfer of the PubCo Common Stock, no voting agreements, voting trusts, or other arrangements restricting or affecting the voting of the PubCo Common Stock. At the Closing, PubCo will have sufficient authorized and uninsured PubCo Common Stock to consummate the transactions contemplated hereby.

4.4	Directors and Officers of PubCo. The duly elected or appointed directors and the duly appointed officers of PubCo are as listed on Schedule E.

4.5
Corporate Records of PubCo. The corporate records of PubCo, as required to be maintained by it pursuant to the Nevada Revised Statutes of the State of Nevada, are accurate, complete and current in all respects, and the minute book of PubCo is, correct and contains all material records required by the law of the State of Nevada in regards to all proceedings, consents, actions and meetings of the shareholders and the board of directors of PubCo.

4.6	Non-Contravention. Neither the execution, delivery and performance of this Agreement, nor the consummation of this Transaction will:

(a)
conflict with, result in a violation of, cause a default under (with or without notice, lapse of time or both) or give rise to a right of termination, amendment, cancellation or acceleration of any obligation contained in or the loss of any material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the material properties or assets of PubCo under any term, condition or provision of any loan or credit agreement, note, debenture, bond, mortgage, indenture, lease or other agreement, instrument, permit, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to PubCo or any of its material property or assets;

(b)	violate any provision of the applicable incorporation or charter documents of PubCo; or

(c)	violate any order, writ, injunction, decree, statute, rule, or regulation of any court or governmental or regulatory authority applicable to PubCo or any of its material property or assets.

4.7
Validity of PubCo Common Stock Issuable upon the Transaction. The PubCo Shares to be issued to the Selling Shareholders upon consummation of the Transaction in accordance with this Agreement will, upon issuance, have been duly and validly authorized and, when so issued in accordance with the terms of this Agreement, will be duly and validly issued, fully paid and non-assessable.

4.8
Actions and Proceedings. There is no claim, charge, arbitration, grievance, action, suit, investigation or proceeding by or before any court, arbiter, administrative agency or other governmental authority now pending or, to the best knowledge of PubCo, threatened against PubCo or its directors which involves any of the business, or the properties or assets of PubCo that, if adversely resolved or determined, would have a material adverse effect on the business, operations, assets, properties, prospects or conditions of PubCo taken as a whole (a “PubCo Material Adverse Effect”). There is no reasonable basis for any claim or action that, based upon the likelihood of its being asserted and its success if asserted, would have such a PubCo Material Adverse Effect.

4.9	Compliance.

(a)
PubCo is in compliance with, is not in default or violation in any material respect under, and has not been charged with or received any notice at any time of any material violation of any statute, law, ordinance, regulation, rule, decree or other applicable regulation to the business or operations of PubCo;

(b)	PubCo is not subject to any judgment, order or decree entered in any lawsuit or proceeding applicable to its business and operations that would constitute a PubCo Material Adverse Effect;

(c)
PubCo has duly filed all reports and returns required to be filed by it with governmental authorities and has obtained all governmental permits and other governmental consents, except as may be required after the execution of this Agreement. All of such permits and consents are in full force and effect, and no proceedings for the suspension or cancellation of any of them, and no investigation relating to any of them, is pending or to the best knowledge of PubCo, threatened, and none of them will be affected in a material adverse manner by the consummation of the Transaction; and

(d)
PubCo has operated in material compliance with all laws, rules, statutes, ordinances, orders and regulations applicable to its business. PubCo has not received any notice of any violation thereof, nor is PubCo aware of any valid basis therefore.

4.10
Filings, Consents and Approvals. No filing or registration with, no notice to and no permit, authorization, consent, or approval of any public or governmental body or authority or other person or entity is necessary for the consummation by PubCo of the Transaction contemplated by this Agreement to continue to conduct its business after the Closing Date in a manner which is consistent with that in which it is presently conducted.

4.11
SEC Filings. PubCo has furnished or made available to HPD and the Selling Shareholders a true and complete copy of each report, schedule, registration statement and proxy statement filed by PubCo with the SEC (collectively, and as such documents have since the time of their filing been amended, the “PubCo SEC Documents”). As of their respective dates, the PubCo SEC Documents complied in all material respects with the requirements of the Securities Act, or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such PubCo SEC Documents.

4.12
Financial Representations. Included with the PubCo SEC Documents are true, correct, and complete copies of audited balance sheets for PubCo dated as of December 31, 2005 (the “PubCo Accounting Date”), together with related statements of income, cash flows, and changes in shareholder’s equity for the fiscal year then ended (collectively, the “PubCo Financial Statements”). The PubCo Financial Statements:

(a)	are in accordance with the books and records of PubCo;

(b)	present fairly the financial condition of PubCo as of the respective dates indicated and the results of operations for such periods; and

(c)	have been prepared in accordance with GAAP.

PubCo has not received any advice or notification from its independent certified public accountants that PubCo has used any improper accounting practice that would have the effect of not reflecting or incorrectly reflecting in the PubCo Financial Statements or the books and records of PubCo, any properties, assets, liabilities, revenues, or expenses. The books, records, and accounts of PubCo accurately and fairly reflect, in reasonable detail, the assets, and liabilities of PubCo. PubCo has not engaged in any transaction, maintained any bank account, or used any funds of PubCo, except for transactions, bank accounts, and funds which have been and are reflected in the normally maintained books and records of PubCo.

4.13
Absence of Undisclosed Liabilities. As of the date hereof, PubCo has no debt, obligation or liability of any kind whatsoever, whether direct or indirect, matured or unmatured, absolute, contingent or otherwise which are not set forth in the PubCo Financial Statements and have not heretofore been paid or discharged in full. Immediately prior to and on the Closing Date, PubCo shall have at least $400,000 of cash on hand. No event, liability, development or circumstance has occurred or exists, or is contemplated to occur with respect to PubCo, its subsidiaries or their respective business, properties, prospects, operations or financial condition, that would be required to be disclosed by PubCo under applicable securities laws on a registration statement on Form S-1 filed with the SEC relating to an issuance and sale by PubCo of the PubCo Shares and which has not been publicly announced.

4.14	Tax Matters.

(a)	As of the date hereof:

(i)
PubCo has timely filed all tax returns in connection with any Taxes which are required to be filed on or on behalf of PubCo on or prior to the date hereof, taking into account any extensions of the filing deadlines which have been validly granted to them; and

(ii)	all such returns are true and correct in all material respects;

(b)	PubCo has paid all Taxes that have become or are due with respect to any period ended on or prior to the date hereof;

(c)
PubCo is not presently under and has not received notice of, any contemplated investigation or audit by the Canada Customs and Revenue Agency or the Internal Revenue Service or any foreign or state taxing authority concerning any fiscal year or period ended prior to the date hereof;

(d)
All Taxes required to be withheld on or prior to the date hereof from employees for income Taxes, social security Taxes, unemployment Taxes and other similar withholding Taxes have been properly withheld and, if required on or prior to the date hereof, have been deposited with the appropriate governmental agency; and

(e)
To the best knowledge of PubCo, the PubCo Financial Statements contain full provision for all Taxes including any deferred Taxes that may be assessed to PubCo for the accounting period ended on the PubCo Accounting Date or for any prior period in respect of any transaction, event or omission occurring, or any profit earned, on or prior to the PubCo Accounting Date or for any profit earned by PubCo on or prior to the PubCo Accounting Date or for which PubCo is accountable up to such date and all contingent liabilities for Taxes have been provided for or disclosed in the PubCo Financial Statements.

4.15	Absence of Changes. Since the PubCo Accounting Date, except as disclosed in the Public SEC Documents has not:

(a)
incurred any liabilities other than liabilities incurred in the ordinary course of business consistent with past practice and not in the excess of $1,000 in the aggregate, or discharged or satisfied any lien or encumbrance, or paid any liabilities, other than in the ordinary course of business consistent with past practice, or failed to pay or discharge when due any liabilities;

(b)	sold, encumbered, assigned or transferred any fixed assets or properties;

(c)
created, incurred, assumed or guaranteed any indebtedness for money borrowed, or mortgaged, pledged or subjected any of the material assets or properties of PubCo to any mortgage, lien, pledge, security interest, conditional sales contract or other encumbrance of any nature whatsoever;

(d)
made or suffered any amendment or termination of any material agreement, contract, commitment, lease or plan to which it is a party or by which it is bound, or cancelled, modified or waived any substantial debts or claims held by it or waived any rights of substantial value, other than in the ordinary course of business;

(e)
declared, set aside or paid any dividend or made or agreed to make any other distribution (other than the Private Placement) or payment in respect of its capital shares or redeemed, purchased or otherwise acquired or agreed to redeem, purchase or acquire any of its capital shares or equity securities;

(f)	suffered any damage, destruction or loss, whether or not covered by insurance, that materially and adversely effects its business, operations, assets, properties or prospects;

(g)	suffered any material adverse change in its business, operations, assets, properties, prospects or condition (financial or otherwise);

(h)
received notice or had knowledge of any actual or threatened labor trouble, termination, resignation, strike or other occurrence, event or condition of any similar character which has had or might have an adverse effect on its business, operations, assets, properties or prospects;

(i)	made commitments or agreements for capital expenditures or capital additions or betterments exceeding in the aggregate $5,000;

(j)
increase the salaries or other compensation of, or made any advance (excluding advances for ordinary and necessary business expenses) or loan to, any of its employees or directors or made any increase in, or any addition to, other benefits to which any of its employees or directors may be entitled;

(k)	entered into any transaction other than in the ordinary course of business consistent with past practice; or

(l)	agreed, whether in writing or orally, to do any of the foregoing.

4.16	Absence of Certain Changes or Events. Since the PubCo Accounting Date, except as and to the extent disclosed in the PubCo SEC Documents, there has not been:

(a)	a PubCo Material Adverse Effect; or

(b)	any change by PubCo in its accounting methods, principles or practices other than as required by GAAP.

4.17	No Subsidiaries. PubCo does not have any subsidiaries or agreements of any nature to acquire any subsidiary or to acquire or lease any other business operations.

4.18	Personal Property. There are no material equipment, furniture, fixtures and other tangible personal property and assets owned or leased by PubCo.

4.19
Employees and Consultants. PubCo does not have any employees or consultants, except as disclosed in the PubCo SEC Documents and, as of the Closing Date, each former employee and consultant shall have executed a full and final release in favour of PubCo and HPD.

4.20
Material Contracts and Transactions. Except to the extent filed with the SEC in the PubCo SEC Documents, PubCo has made available to the Company, prior to the date of this Agreement, true, correct and complete copies of all material contracts, agreements, licenses, permits, arrangements, commitments, instruments, understandings or contracts, whether written or oral, express or implied, contingent, fixed or otherwise, to which PubCo is a party.

4.21
No Brokers. PubCo has not incurred any obligation or liability to any party for any brokerage fees, agent’s commissions, or finder’s fees in connection with the Transaction contemplated by this Agreement or the Private Placement.

4.22
Completeness of Disclosure. No representation or warranty by PubCo in this Agreement nor any certificate, schedule, statement, document or instrument furnished or to be furnished to HPD pursuant hereto contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact required to be stated herein or therein or necessary to make any statement herein or therein not materially misleading.

4.23	Public Company Status. PubCo is a reporting issuer pursuant to the Securities and Exchange Act.

4.24	Trading. PubCo Common Shares are currently quoted for trading on the Over-the-Counter Bulletin Board, and PubCo has received no notice that it is subject to being delisted therefrom.

4.25
Investment Company. PubCo is not, and is not an affiliate of, and immediately following the Closing will not have become, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

4.26
SEC Reports. PubCo has filed all required forms, reports and documents with the SEC since its initial public offering (collectively, the “SEC Reports”), each of which has complied in all material respects with all applicable requirements of the Securities Act and the Securities Exchange Act, each as in effect on the date so filed. The audited consolidated financial statements and unaudited consolidated interim financial statements of PubCo included in its Annual Report on Form 10-KSB and its Quarterly Reports on Form 10-QSB referred to above, were prepared in accordance with GAAP consistently applied throughout the periods specified therein, are correct and complete, and present fairly, in all material respects, the consolidated financial position and results of operations of PubCo for the periods specified therein, subject in the case of the unaudited consolidated interim financial statements to an absence of footnotes and to normal year-end audit adjustments. The PubCo SEC Documents, this Agreement, the exhibits hereto and any certificates or documents to be delivered to HPD pursuant to this Agreement, when taken together, do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements contained herein and therein, in light of the circumstances under which such statements were made, not misleading.

4.27
Employee Benefits. PubCo has no employee benefit plans, defined compensation plans, or arrangements covering their present and former employees or providing benefits to such persons in respect of services provided to PubCo.

4.28	Environmental and Safety Matters. Except as set forth in the SEC Documents and except as would not have a Material Adverse Effect:

(a)	PubCo has at all times been and is in compliance with all environmental Laws applicable to PubCo; and

(b)
there are no proceedings pending or threatened against PubCo alleging the violation of any Environmental Law or Environmental Permit applicable to PubCo or alleging that PubCo is a potentially responsible party for any environmental site contamination.

4.29
Money Laundering Laws. The operations of PubCo is and has been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all U.S. and non-U.S. jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Authority (collectively, the “Money Laundering Laws”) and no proceeding involving PubCo with respect to the Money Laundering Laws is pending or, to the knowledge of PubCo, threatened.

4.30
Disclosure. PubCo confirms that neither it nor any person acting on its behalf has provided any of its stockholders, any of the Selling Shareholders or their respective agents or counsel with any information that PubCo believes constitutes material, non-public information except insofar as the existence and terms of the proposed transactions hereunder may constitute such information and except for information that will be disclosed by PubCo under a current report on Form 8-K filed within four business days after the Closing. PubCo understands and confirms that HPD and the Selling Shareholders will rely on the foregoing representations and covenants in effecting transactions in securities of PubCo. All disclosure provided to the HPD and the Selling Shareholders regarding PubCo, its business and the transactions contemplated hereby, furnished by or on behalf of PubCo (including PubCo’s representations and warranties set forth in this Agreement) are true and correct and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

5.	CLOSING CONDITIONS

5.1
Conditions Precedent to Closing by PubCo. The obligation of PubCo to consummate the Transaction is subject to the satisfaction or written waiver of the conditions set forth below by a date mutually agreed upon by the parties hereto in writing and in accordance with Section 9.6. The Closing of the Transaction contemplated by this Agreement will be deemed to mean a waiver of all conditions to Closing. These conditions of closing are for the benefit of PubCo and may be waived by PubCo in its sole discretion.

(a)
Representations and Warranties. The representations and warranties of HPD set forth in this Agreement will be true, correct and complete in all respects as of the Closing Date, HPD will have delivered to PubCo a certificate dated as of the Closing Date, to the effect that the representations and warranties made by HPD in this Agreement are true and correct.

(b)
Performance. All of the covenants and obligations that HPD and the Selling Shareholders are required to perform or to comply with pursuant to this Agreement at or prior to the Closing must have been performed and complied with in all material respects.

(c)
Transaction Documents. This Agreement, the HPD Documents and all other documents necessary or reasonably required to consummate the Transaction, all in form and substance reasonably satisfactory to PubCo, will have been executed and delivered to PubCo.

(d)	Secretary’s Certificate - HPD. PubCo will have received a certificate from the Secretary of HPD attaching:

(i)	a copy of HPD’s articles, bylaws and all other incorporation documents, as amended through the Closing Date; and

(ii)	copies of resolutions duly adopted by the board of directors of HPD approving the execution and delivery of this Agreement and the consummation of the transactions contemplated herein.

(e)
Legal Opinion - HPD. PubCo will have received an opinion, dated as of the Closing Date, from counsel for HPD, and such other local or special counsel as is appropriate, all of which opinion will be in the form and substance reasonably satisfactory to PubCo and its counsel.

(f)	Third Party Consents. PubCo will have received duly executed copies of all third party consents and approvals contemplated by this Agreement, in form and substance reasonably satisfactory to PubCo.

(g)	Private Placement Financing. PubCo will have received $400,000, pursuant to the Private Placement at or prior to Closing.

(h)	No Action. No suit, action, or proceeding will be pending or threatened which would:

(i)	prevent the consummation of any of the transactions contemplated by this Agreement; or

(ii)	cause the Transaction to be rescinded following consummation.

(i)
Outstanding Shares. HPD will have no more than 3,125 shares of HPD Common Stock issued and outstanding, and no more than 3,125 shares of HPD Preferred Stock (assuming the current Series B Preferred Stock offering is fully subscribed) on the Closing Date.

(j)	HPD Cash Requirement. HPD will have complied with the minimum HPD Cash Requirement.

(k)
Due Diligence Generally. PubCo and its solicitors will be reasonably satisfied with their due diligence investigation of HPD that is reasonable and customary in a transaction of a similar nature to that contemplated by the Transaction, including:

(i)	materials, documents and information in the possession and control of HPD and the Selling Shareholders which are reasonably germane to the Transaction;

(ii)	a physical inspection of the assets of HPD by PubCo or its representatives; and

(iii)	title to the material assets of HPD.

(l)
Compliance with Securities Laws. PubCo will have received evidence satisfactory to PubCo that the PubCo Shares issuable in the Transaction will be issuable without registration pursuant to the Securities Act in reliance on an exemption from the registration requirements of the Securities Act provided by Regulation D. In order to establish the availability of the safe harbor from the registration requirements of the Securities Act for each issuance of PubCo Shares to each Selling Shareholder, HPD will deliver to PubCo on Closing, an Accredited Investor Investment Letter executed by each Selling Shareholder in accordance with Rule 506 of Regulation D of the Securities Act.

5.2
Conditions Precedent to Closing by HPD. The obligation of HPD and the Selling Shareholders to consummate the Transaction is subject to the satisfaction or written waiver of the conditions set forth below by a date mutually agreed upon by the parties hereto in writing and in accordance with Section 9.6. The Closing of the Transaction will be deemed to mean a waiver of all conditions to Closing. These conditions precedent are for the benefit of HPD and the Selling Shareholders and may be waived by HPD and the Selling Shareholders in their discretion.

(a)
Representations and Warranties. The representations and warranties of PubCo set forth in this Agreement will be true, correct and complete in all respects as of the Closing Date and PubCo will have delivered to HPD a certificate dated the Closing Date, to the effect that the representations and warranties made by PubCo in this Agreement are true and correct.

(b)
Performance. All of the covenants and obligations that PubCo is required to perform or to comply with pursuant to this Agreement at or prior to the Closing must have been performed and complied with in all material respects. PubCo must have delivered each of the documents required to be delivered by it pursuant to this Agreement.

(c)
Transaction Documents. This Agreement, the PubCo Documents and all other documents necessary or reasonably required to consummate the Transaction, all in form and substance reasonably satisfactory to HPD, will have been executed and delivered by PubCo.

(d)	Secretary’s Certificate - PubCo. HPD will have received a certificate from the Secretary of PubCo attaching:

(i)	a copy of PubCo’s articles of incorporation and bylaws, as amended through the Closing Date; and

(ii)	copies of resolutions duly adopted by the board of directors of PubCo approving the execution and delivery of this Agreement and the consummation of the transactions contemplated herein.

(e)
Legal Opinion - PubCo. HPD will have received a legal opinion, dated as of the Closing Date, from counsel for PubCo, and such other local or special legal counsel as is appropriate, all of which opinion shall be in the form and substance reasonably satisfactory to HPD and its counsel.

(f)
Third Party Consents. HPD will have received from PubCo duly executed copies of all third-party consents, permit, authorisation, consent and approvals of any public, regulatory or governmental body or authority or person or entity contemplated by this Agreement, in form and substance reasonably satisfactory to HPD.

(g)
Private Placement and Cash Requirement. The Private Placement will have closed, provided that such closing may be concurrent with the Closing, and PubCo shall have complied with the PubCo Cash Requirement.

(h)	HPD Sale of Series B Preferred Stock. HPD will have satisfied the HPD Cash Requirement.

(i)	No Material Adverse Change. No PubCo Material Adverse Effect will have occurred since the date of this Agreement.

(j)
No Action. No suit, action, or proceeding will be pending or threatened before any governmental or regulatory authority wherein an unfavorable judgment, order, decree, stipulation, injunction or charge would:

(i)	prevent the consummation of any of the transactions contemplated by this Agreement; or

(ii)	cause the Transaction to be rescinded following consummation.

(k)
Outstanding Shares. On the Closing Date, PubCo will have no more than 10,400,000 shares of PubCo Common Stock issued and outstanding immediately prior to the issuance of the PubCo Shares, following a two-for-one share consolidation, after the issuance of the Private Placement Shares and after the cancellation of the Markovitch Shares as contemplated by this Agreement.

(l)
Public Market. On the Closing Date, the shares of PubCo Common Stock will be quoted on the National Association of Securities Dealers, Inc.’s OTC Bulletin Board and no reason shall exist as to why such status shall not continue immediately following the Closing.

(m)
Due Diligence Review of Financial Statements. HPD and its accountants will be reasonably satisfied with their due diligence investigation and review of the PubCo Financial Statements, the PubCo SEC Documents, and the contents thereof, prepared in accordance with GAAP.

(n)
Due Diligence Generally. HPD will be reasonably satisfied with their due diligence investigation of PubCo that is reasonable and customary in a transaction of a similar nature to that contemplated by the Transaction.

(o)	Resignations and Releases. HPD will have received the undated written resignations and releases of the directors and officers of PubCo, in form and substance reasonably satisfactory to HPD.

(p)
Change in Directors. HPD will have received a signed directors resolution appointing Norman Proulx, Donald Farley, William Dioguardi and W. Barry McDonald to the board of directors of PubCo, which, when appointed, will represent all of PubCo’s board of directors, effective ten days after the filing of a Schedule 14f-1 in connection with the Transaction.

(q)
Sale of Current Operations. Markovitch will have completed the purchase on Closing, which is the existing business of PubCo for $100,000, which amount shall be credited towards the PubCo Cash Requirement and PubCo shall have no debt, obligation or liability, matured or unmatured, absolute, contingent or otherwise, which has not heretofore been paid or discharged in full.

(r)	Cancellation of Markovitch Stock. Markovitch will have surrendered the Markovitch Shares and agreed to the cancellation of the Markovitch Shares on Closing.

6.	ADDITIONAL COVENANTS OF THE PARTIES

6.1
HPD Audited Financial Statements. At Closing, HPD will provide PubCo with true, correct, and complete audited balance sheets for HPD, together with related statements of income, cash flows, and changes in shareholder’s equity for the period ended December 31, 2005 (collectively, the “HPD Financial Statements”). Notwithstanding any statement to the contrary in this Agreement, this covenant will survive Closing and continue in full force and effect until satisfied. The HPD Financial Statements:

(a)	will be prepared in accordance with the books and records of HPD;

(b)	present fairly the financial condition of HPD as of the respective dates indicated and the results of operations for such periods; and

(c)	will be prepared in accordance with GAAP.

6.2
Notification of Financial Liabilities. HPD will immediately notify PubCo in accordance with section 9.6 hereof, if HPD receives any advice or notification from its independent certified public accounts that HPD has used any improper accounting practice that would have the effect of not reflecting or incorrectly reflecting in the books, records, and accounts of HPD, any properties, assets, liabilities, revenues, or expenses. Notwithstanding any statement to the contrary in this Agreement, this covenant will survive Closing and continue in full force and effect.

6.3
Confidentiality. All information regarding the business of HPD including, without limitation, financial information that HPD provides to PubCo during PubCo’s due diligence investigation of HPD will be kept in strict confidence by PubCo and will not be used (except in connection with due diligence), dealt with, exploited or commercialized by PubCo or disclosed to any third party (other than PubCo’s professional accounting and legal advisors) without the prior written consent of HPD. Likewise, all information regarding the business of PubCo including, without limitation, financial information that PubCo provides to HPD during its due diligence investigation of PubCo will be kept in strict confidence by HPD and will not be used (except in connection with due diligence), dealt with, exploited or commercialized by HPD or disclosed to any third party (other than HPD’s professional accounting and legal advisors) without PubCo’s prior written consent.

6.4
Notification. Each of the parties to this Agreement will promptly notify the other parties in writing if it becomes aware of any fact or condition that causes or constitutes a material breach of any of its representations and warranties as of the date of this Agreement, if it becomes aware of the occurrence after the date of this Agreement of any fact or condition that would cause or constitute a material breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. Should any such fact or condition require any change in the Schedules relating to such party, such party will promptly deliver to the other parties a supplement to the Schedules specifying such change. During the same period, each party will promptly notify the other parties of the occurrence of any material breach of any of its covenant in this Agreement or of the occurrence of any event that may make the satisfaction of such conditions impossible or unlikely.

6.5
Exclusivity. Until such time, if any, as this Agreement is terminated pursuant to this Agreement, HPD and PubCo will not, directly or indirectly solicit, initiate, entertain or accept any inquiries or proposals from, discuss or negotiate with, provide any non public information to, or consider the merits of any unsolicited inquiries or proposals from, any person or entity relating to any transaction involving the sale of the business or assets (other than in the ordinary course of business), or any of the capital stock of HPD or PubCo, as applicable, or any merger, consolidation, business combination, or similar transaction other than as contemplated by this Agreement.

6.6
Public Announcements. PubCo and HPD each agree that they will not release or issue any reports or statements or make any public announcements relating to this Agreement or the Transaction contemplated herein without the prior written consent of the other party, except as may be required upon written advice of counsel to comply with applicable laws or regulatory requirements after consulting with the other party hereto and seeking their reasonable consent to such announcement.

6.7	Employment Agreements. HPD will have made necessary arrangements to employ all of the employees of HPD reasonably necessary to operate such business substantially as presently operated.

6.8
PubCo Board of Directors. Immediately upon the Closing, the current directors of PubCo will adopt resolutions appointing new directors to the board of directors for PubCo consisting of Norman Proulx, Donald Farley, William Dioguardi and W. Barry McDonald, which appointments will be effective ten days after the filing of a Schedule 14f-1 in connection with the Transaction. PubCo will prepare and file a Schedule 14f-1 information statement with the SEC as required under the Exchange Act in connection with the change of directors arising in connection with the completion of the Transaction.

6.9
Sale of Business and Cancellation of Stock. Markovitch will have completed the acquisition of all of the outstanding stock of Alpha Motorsport Inc., which is PubCo’s current automotive sales business for the purchase price of $100,000, including the assumption of all debt, liabilities and obligations whatsoever, whether matured or unmatured, absolute, contingent or otherwise, which has not heretofore been paid or discharged in full and shall have agreed to the cancellation of the Markovitch Shares on Closing and shall have delivered such shares at the Closing for cancellation.

7.	CLOSING

7.1
Closing. The Closing shall take place on the Closing Date at the offices of the lawyers for PubCo or at such other location as agreed to by the parties. Notwithstanding the location of the Closing, each party agrees that the Closing may be completed by the exchange of undertakings between the respective legal counsel for HPD and PubCo, provided such undertakings are satisfactory to each party’s respective legal counsel.

7.2
Closing Deliveries of HPD and the Selling Shareholders. At Closing, HPD and the Selling Shareholders will deliver or cause to be delivered the following, fully executed and in the form and substance reasonably satisfactory to PubCo:

(a)	copies of all resolutions and/or consent actions adopted by or on behalf of the board of directors of HPD evidencing approval of this Agreement and the Transaction;

(b)
if any of the Selling Shareholders appoint any person, by power of attorney or equivalent, to execute this Agreement or any other agreement, document, instrument or certificate contemplated by this agreement, on behalf of the Selling Shareholder, a valid and binding power of attorney or equivalent from such Selling Shareholder;

(c)	share certificates representing the HPD Shares as required by Section 2.4 of this Agreement, duly endorsed for transfer to PubCo;

(d)	evidence satisfactory to PubCo of compliance with the HPD Cash Requirement and the amount thereof;

(e)	all certificates and other documents required by Section 5.1 of this Agreement;

(f)	a certificate of an officer of HPD, dated as of Closing, certifying that:

(i)	each covenant and obligation of HPD has been complied with; and

(ii)	each representation, warranty and covenant of HPD is true and correct at the Closing as if made on and as of the Closing; and

(g)	the HPD Documents and any other necessary documents, each duly executed by HPD, as required to give effect to the Transaction.

7.3	Closing Deliveries of PubCo. At Closing, PubCo will deliver or cause to be delivered the following, fully executed and in the form and substance reasonably satisfactory to HPD:

(a)	copies of all resolutions and/or consent actions adopted by or on behalf of the board of directors of PubCo evidencing approval of this Agreement and the Transaction;

(b)	share certificates representing the PubCo Shares to the Selling Shareholders in the amounts as set out in Schedule A;

(c)
reasonable evidence of the satisfaction of the PubCo Cash Requirement, the closing of the Private Placement and sale of the existing PubCo business to Markovitch, provided that such closing and sale may be concurrent with the Closing;

(d)	share certificates representing the Markovitch Shares and a consent to the cancellation of the Markovitch Shares, duly executed by Markovitch;

(e)	all certificates and other documents required by Section 5.2 of this Agreement;

(f)	a certificate of an officer of PubCo, dated as of Closing, certifying that:

(i)	each covenant and obligation of PubCo has been complied with; and

(ii)	each representation, warranty and covenant of PubCo is true and correct at the Closing as if made on and as of the Closing;

(g)	written resignation of the directors and officers of PubCo, in the form and substance reasonably satisfactory to HPD;

(h)	the PubCo Documents and any other necessary documents, each duly executed by PubCo, as required to give effect to the Transaction; and

(i)	the resolution required by Section 5.2(o) of this Agreement.

8.	INDEMNIFICATION, REMEDIES, SURVIVAL

8.1
Certain Definitions. For the purposes of this Article 9, the terms “Loss” and “Losses” mean any and all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs, and expenses, including without limitation, interest, penalties, fines and reasonable attorneys, accountants and other professional fees and expenses, but excluding any indirect, consequential or punitive damages suffered by PubCo or HPD including damages for lost profits or lost business opportunities.

8.2
Agreement of HPD to Indemnify. HPD will indemnify, defend, and hold harmless PubCo and its shareholders from, against, and in respect of any and all Losses asserted against, relating to, imposed upon, or incurred by PubCo and its shareholders by reason of, resulting from, based upon or arising out of:

(a)
the breach by HPD of any representation or warranty of HPD contained in or made pursuant to this Agreement, any HPD Document or any certificate or other instrument delivered pursuant to this Agreement; or

(b)
the breach or partial breach by HPD of any covenant or agreement of HPD made in or pursuant to this Agreement, any HPD Document or any certificate or other instrument delivered pursuant to this Agreement.

8.3
Agreement of PubCo to Indemnify. PubCo will indemnify, defend, and hold harmless HPD and the Selling Shareholders from, against, for, and in respect of any and all Losses asserted against, relating to, imposed upon, or incurred by HPD and the Selling Shareholders by reason of, resulting from, based upon or arising out of:

(a)
the breach by PubCo of any representation or warranty of PubCo contained in or made pursuant to this Agreement, any PubCo Document or any certificate or other instrument delivered pursuant to this Agreement; or

(b)
the breach or partial breach by PubCo of any covenant or agreement of PubCo made in or pursuant to this Agreement, any PubCo Document or any certificate or other instrument delivered pursuant to this Agreement.

8.4
Agreement of Markovitch to Indemnify. Markovitch will indemnify, defend, and hold harmless HPD and the Selling Shareholders from, against, for, and in respect of any and all Losses asserted against, relating to, imposed upon, or incurred by HPD and the Selling Shareholders by reason of, resulting from, based upon or arising out of the breach or partial breach by Markovitch of any covenant or agreement of Markovitch made in or pursuant to this Agreement.

9.	MISCELLANEOUS PROVISIONS

9.1
Effectiveness of Representations; Survival. Each party is entitled to rely on the representations, warranties and agreements of each of the other parties and all such representation, warranties and agreement will be effective regardless of any investigation that any party has undertaken or failed to undertake. The representations, warranties and agreements will survive the Closing Date and continue in full force and effect until two years after the Closing Date.

9.2
Further Assurances. Each of the parties hereto will co-operate with the others and execute and deliver to the other parties hereto such other instruments and documents and take such other actions as may be reasonably requested from time to time by any other party hereto as necessary to carry out, evidence, and confirm the intended purposes of this Agreement.

9.3	Amendment. This Agreement may not be amended except by an instrument in writing signed by each of the parties.

9.4
Expenses. Each party to this Agreement will bear its respective expenses incurred in connection with the preparation, execution, and performance of this Agreement and the Transaction contemplated hereby, including all fees and expenses of agents, representatives, counsel, and accountants.

9.5
Entire Agreement. This Agreement, the schedules attached hereto and the other documents in connection with this transaction contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior arrangements and understandings, both written and oral, expressed or implied, with respect thereto. Any preceding correspondence or offers are expressly superseded and terminated by this Agreement.

9.6
Notices. All notices and other communications required or permitted under to this Agreement must be in writing and will be deemed given if sent by personal delivery, faxed with electronic confirmation of delivery, internationally-recognized express courier or registered or certified mail (return receipt requested), postage prepaid, to the parties at the following addresses (or at such other address for a party as will be specified by like notice):

If to HPD or any of the Selling Shareholders:

Healthcare Providers Direct, Inc.
3371, Route One, Suite 200
Lawrenceville, New Jersey, USA 08648

Attention: Norman Proulx
Telephone: (609) 919-1932
Fax: (609) 919-9409

With a copy (which will not constitute notice) to:

Seyfarth Shaw LLP
1270 Avenue of the Americas
Suite 2800
New York, NY USA 10020-1801
Attention: Nanette C. Heide, Esq.
Telephone: (212) 218-3340
Fax: (212) 218-5526

If to PubCo or Markovitch

Alpha Motorsport, Inc.
240 12th Street
New Westminster, B.C. V3M 4H2

Attention: Vincent Markovitch
Telephone: (604) 218-3177
Fax: ___________________

With a copy (which will not constitute notice) to:

Clark Wilson LLP, Barristers & Solicitors
Suite 800 - 885 W. Georgia Street
Vancouver, B.C. V6C 3H1
Attention: Bill Macdonald
Telephone: (604) 643-3118
Fax: (604) 687-6314

All such notices and other communications will be deemed to have been received:

(a)	in the case of personal delivery, on the date of such delivery;

(b)	in the case of a fax, when the party sending such fax has received electronic confirmation of its delivery;

(c)	in the case of delivery by internationally-recognized express courier, on the business day following dispatch; and

(d)	in the case of mailing, on the fifth business day following mailing.

9.7	Headings. The headings contained in this Agreement are for convenience purposes only and will not affect in any way the meaning or interpretation of this Agreement.

9.8	Benefits. This Agreement is and will only be construed as for the benefit of or enforceable by those persons party to this Agreement.

9.9	Assignment. This Agreement may not be assigned (except by operation of law) by any party without the consent of the other parties.

9.10	Governing Law. This Agreement will be governed by and construed in accordance with the laws of Delaware applicable to contracts made and to be performed therein.

9.11
Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party.

9.12	Gender. All references to any party will be read with such changes in number and gender as the context or reference requires.

9.13
Counterparts. This Agreement may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

9.14	Fax Execution. This Agreement may be executed by delivery of executed signature pages by fax and such fax execution will be effective for all purposes.

9.15	Schedules and Exhibits. The schedules and exhibits are attached to this Agreement and incorporated herein.

[Remainder of page intentionally left blank; signature page to follow]

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.

ALPHA MOTORSPORT, INC.

By: _______________________________
Authorized Signatory
Name: Vincent Markovitch
Title: President

HEALTHCARE PROVIDERS DIRECT, INC.

By: _______________________________

Authorized Signatory
Name: Norman R. Proulx
Title: Chief Executive Officer

SIGNED, SEALED and DELIVERED by VINCENT	)
MARKOVITCH in the presence of:	)
)
Signature	)
)
Print Name	)	VINCENT MARKOVITCH
)
Address	)
)
Occupation	)

SIGNED, SEALED and DELIVERED by NORMAN R. PROULX	)
in the presence of:	)
)
Signature	)
)
Print Name	)	NORMAN R. PROULX
)
Address	)
)
Occupation	)

SIGNED, SEALED and DELIVERED by JANET TOBIAS	)
PROULX in the presence of:	)
)
Signature	)
)
Print Name	)	JANET TOBIAS PROULX
)
Address	)
)
Occupation	)

SIGNED, SEALED and DELIVERED by GREGORY S. DAVIES	)
in the presence of:	)
)
Signature	)
)
Print Name	)	GREGORY S. DAVIES
)
Address	)
)
Occupation	)

SCHEDULE A
TO THE SHARE EXCHANGE AGREEMENT
AMONG ALPHA MOTORSPORT, INC., HEALTHCARE PROVIDERS DIRECT, INC. AND THE SELLING SHAREHOLDERS AS SET OUT IN THE SHARE EXCHANGE AGREEMENT AND VINCENT MARKOVITCH

CALCULATION OF PUBCO SHARES
The Selling Shareholders

The number of PubCo Shares issuable shall be approximately 65% of the issued and outstanding shares of common stock of PubCo on Closing, based upon compliance with the HPD Cash Requirement, such that the number of PubCo shares issued and outstanding after the issuance of the PubCo Shares to the Selling Shareholders shall be 34,464,038.

Name	Number of HPD Shares held before Closing	Number of PubCo Shares to be received on Closing
Norman Proulx	835	6,145,093
Janet Proulx	318	2,340,287
Gregory S. Davies	318	2,340,287

SCHEDULE B
TO THE SHARE EXCHANGE AGREEMENT
AMONG ALPHA MOTORSPORT, INC., HEALTHCARE PROVIDERS DIRECT, INC. AND THE SELLING SHAREHOLDERS AS SET OUT IN THE SHARE EXCHANGE AGREEMENT AND VINCENT MARKOVITCH

Private Placement

PubCo will issue 400,000 (post two-for-one consolidation) shares of common stock (the “Shares”) at a price per Share of US$1.00, for an aggregate purchase price of US$400,000 (the “Subscription Proceeds”). The parties acknowledge that $100,000 has previously been provided to HPD by way of the Bridge Loan, which shall be repaid from the Subscription Proceeds.

PubCo shall grant “demand” and “piggy back” registration rights for the Shares which shall be exercisable in the event that PubCo completes a subsequent financing within eight months of the Closing Date (the “Demand Date”) and is obligated to register any shares issuable under such financing. In the event that PubCo fails to comply with the foregoing requirement, then PubCo shall:

(a)
as soon as possible but in any event not later than the 120th day after the Demand Date (or, if such day is a Saturday, Sunday or holiday, then by the next succeeding business day), file a registration statement on Form S-3 (or, if Form S-3 is not then available, on such form of registration statement as is then available to effect a registration of the Shares) to enable the resale of the Shares by the Investors from time to time (the "Registration Statement");

(b)	use its reasonable best efforts to cause a Registration Statement to be declared effective by the SEC by the earlier of:

(i)	the 180th day after the Demand Date; or

(ii)	the 30th day after receiving notification from the SEC that the Registration Statement will not be reviewed;

(c)
use commercially reasonable efforts to prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus used in connection therewith (the "Prospectus") as may be necessary to keep the Registration Statement continuously current, effective and free from any material misstatement or omission to state a material fact for a period not exceeding, with respect to the Shares purchased hereunder from the date it is first declared effective until the date on which the Investor may sell all Shares then held by the Investor pursuant to Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold, or (C) the public sale of all of the Shares (such period, the "Effectiveness Period").

SCHEDULE C
TO THE SHARE EXCHANGE AGREEMENT
AMONG ALPHA MOTORSPORT, INC., HEALTHCARE PROVIDERS DIRECT, INC. AND THE SELLING SHAREHOLDERS AS SET OUT IN THE SHARE EXCHANGE AGREEMENT AND VINCENT MARKOVITCH

CERTIFICATE OF U.S. SHAREHOLDER
OF
ALPHA MOTORSPORT, INC.

In connection with the issuance of common stock ("PubCo Common Stock") of Alpha Motorsport, Inc., a Nevada corporation ("PubCo"), to the undersigned, pursuant to that certain Share Exchange Agreement dated January 31, 2007 among PubCo, Healthcare Providers Direct, Inc., a Delaware corporation (the "Target") and the Target’s shareholders, the undersigned hereby agrees, represents and warrants that he, she or it:

1. Acquired Entirely for Own Account.

The undersigned represents and warrants that he, she or it is acquiring the PubCo Common Stock solely for the undersigned’s own account for investment and not with a view to or for sale or distribution of the PubCo Common Stock or any portion thereof and without any present intention of selling, offering to sell or otherwise disposing of or distributing the PubCo Common Stock or any portion thereof in any transaction other than a transaction complying with the registration requirements of the U.S. Securities Act of 1933, as amended (the "Securities Act"), and applicable state and provincial securities laws, or pursuant to an exemption therefrom. The undersigned also represents that the entire legal and beneficial interest of the PubCo Common Stock that he, she or it is acquiring is being acquired for, and will be held for, the undersigned’s account only, and neither in whole nor in part for any other person or entity.

2. Information Concerning PubCo.

The undersigned acknowledges that he, she or it has received all such information as the undersigned deems necessary and appropriate to enable him, her or it to evaluate the financial risk inherent in making an investment in the PubCo Common Stock, including but not limited to PubCo’s Form SB-2 Registration Statement, all subsequent Current and Periodic Reports filed with the U.S. Securities and Exchange Commission, and the documents and materials included therewith, which include a description of the risks inherent in an investment in PubCo (the "Disclosure Documents"). The undersigned further acknowledges that he, she or it has received satisfactory and complete information concerning the business and financial condition of PubCo in response to all inquiries in respect thereof.

3. Economic Risk and Suitability.

The undersigned represents and warrants as follows:

(a)
the undersigned realizes that the PubCo Common Stock involves a high degree of risk and are a speculative investment, and that he, she or it is able, without impairing the undersigned’s financial condition, to hold the PubCo Common Stock for an indefinite period of time;

(b)
the undersigned recognizes that there is no assurance of future profitable operations and that investment in PubCo involves substantial risks, and that the undersigned has taken full cognizance of and understands all of the risk factors related to the PubCo Common Stock;

(c)
the undersigned has carefully considered and has, to the extent the undersigned believes such discussion necessary, discussed with the undersigned’s professional legal, tax and financial advisors the suitability of an investment in PubCo for the particular tax and financial situation of the undersigned and that the undersigned and/or the undersigned’s advisors have determined that the PubCo Common Stock is a suitable investment for the undersigned;

(d)
the financial condition and investment of the undersigned are such that he, she or it is in a financial position to hold the PubCo Common Stock for an indefinite period of time and to bear the economic risk of, and withstand a complete loss of, the value of the PubCo Common Stock;

(e)
the undersigned alone, or with the assistance of professional advisors, has such knowledge and experience in financial and business matters that the undersigned is capable of evaluating the merits and risks of acquiring the PubCo Common Stock, or has a pre-existing personal or business relationship with PubCo or any of its officers, directors, or controlling persons of a duration and nature that enables the undersigned to be aware of the character, business acumen and general business and financial circumstances of PubCo or such other person;

(f)
the undersigned has carefully read the Disclosure Documents and PubCo has made available to the undersigned or the undersigned’s advisors all information and documents requested by the undersigned relating to investment in the PubCo Common Stock, and has provided answers to the undersigned’s satisfaction to all of the undersigned’s questions concerning PubCo;

(g)
if the undersigned is a partnership, trust, corporation or other entity: (1) it was not organized for the purpose of acquiring the PubCo Common Stock (or all of its equity owners are "accredited investors" as defined in Section 6 below); (2) it has the power and authority to execute this Certificate and the person executing said document on its behalf has the necessary power to do so; (3) its principal place of business and principal office are located within the state set forth in its address below; and (4) all of its trustees, partners and/or shareholders, whichever the case may be, are bona fide residents of said state;

(h)	the undersigned understands that neither PubCo nor any of its officers or directors has any obligation to register the PubCo Common Stock under any federal or other applicable securities act or law;

(i)
the undersigned has relied solely upon the Disclosure Documents, advice of his or her representatives, if any, and independent investigations made by the undersigned and/or his or her the undersigned representatives, if any, in making the decision to acquire the PubCo Common Stock and acknowledges that no representations or agreements other than those set forth in the Disclosure Documents have been made to the undersigned in respect thereto;

(j)
all information which the undersigned has provided concerning the undersigned himself, herself or itself is correct and complete as of the date set forth below, and if there should be any material change in such information prior to the issuance of the PubCo Common Stock, he, she or it will immediately provide such information to PubCo;

(k)
the undersigned confirms that the undersigned has received no general solicitation or general advertisement and has attended no seminar or meeting (whose attendees have been invited by any general solicitation or general advertisement) and has received no advertisement in any newspaper, magazine, or similar media, broadcast on television or radio regarding acquiring the PubCo Common Stock; and

(l)	the undersigned is at least 21 years of age and is a citizen of the United States residing at the address indicated below.

4. Restricted Securities.

The undersigned acknowledges that PubCo has hereby disclosed to the undersigned in writing:

(a)
the PubCo Common Stock that the undersigned is acquiring have not been registered under the Securities Act or the securities laws of any state of the United States, and such securities must be held indefinitely unless a transfer of them is subsequently registered under the Securities Act or an exemption from such registration is available; and

(b)	PubCo will make a notation in its records of the above described restrictions on transfer and of the legend described below.

5. Legends.

The undersigned agrees that the PubCo Common Stock will bear the following legends:

"THESE SHARES OF COMMON STOCK HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED ("1933 ACT") OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (I) TO THE COMPANY, (II) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE 1933 ACT, (III) IN COMPLIANCE WITH THE EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT PROVIDED BY RULE 144 THEREUNDER, OR (IV) IN COMPLIANCE WITH ANOTHER EXEMPTION FROM REGISTRATION, IN EACH CASE AFTER PROVIDING EVIDENCE SATISFACTORY TO THE COMPANY THAT SUCH TRANSFER MAY BE MADE WITHOUT REGISTRATION UNDER THE 1933 ACT. HEDGING TRANSACTIONS INVOLVING THE SECURITIES REPRESENTED HEREBY MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE 1933 ACT."

6. Suitable Investor.

In order to establish the qualification of the undersigned to acquire the PubCo Common Stock, the information requested in either subsection 6(a) or (b) below must be supplied.

(a) The undersigned is an "accredited investor," as defined in Securities and Exchange Commission (the "SEC") Rule 501. An "accredited investor" is one who meets any of the requirements set forth below. The undersigned represents and warrants that the undersigned falls within the category (or categories) marked. PLEASE INDICATE EACH CATEGORY OF ACCREDITED INVESTOR THAT YOU, THE UNDERSIGNED, SATISFY, BY PLACING AN "X" ON THE APPROPRIATE LINE BELOW.

_____	Category 1.	A bank, as defined in Section 3(a)(2) of the Securities Act, whether acting in its individual or fiduciary capacity; or

_____	Category 2.	A savings and loan association or other institution as defined in Section 3(a) (5) (A) of the Securities Act, whether acting in its individual or fiduciary capacity; or

_____	Category 3.	A broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934; or

_____	Category 4.	An insurance company as defined in Section 2(13) of the Securities Act; or

_____	Category 5.	An investment company registered under the Investment Company Act of 1940; or

_____	Category 6.	A business development company as defined in Section 2(a) (48) of the Investment Company Act of 1940; or

_____	Category 7.	A small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; or

_____	Category 8.
A plan established and maintained by a state, its political subdivision or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, with assets in excess of $5,000,000; or

_____	Category 9.
An employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 in which the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company or registered investment advisor, or an employee benefit plan with total assets in excess of $5,000,000 or, if a self-directed plan, the investment decisions are made solely by persons who are accredited investors; or

_____	Category 10.	A private business development company as defined in Section 202(a) (22) or the Investment Advisers Act of 1940; or

_____	Category 11.
An organization described in Section 501(c)(3) of the Internal Revenue Code, a corporation, a Massachusetts or similar business trust, or a partnership, not formed for the specific purpose of acquiring the Interest, with total assets in excess of $5,000,000; or

_____	Category 12.	A director or executive officer of PubCo; or

_____	Category 13.	A natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of this purchase exceeds $1,000,000; or

_____	Category 14.
A natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year; or

_____	Category 15.
A trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Interest, whose purchase is directed by a sophisticated person as described in SEC Rule 506(b)(2)(ii); or

_____	Category 16.	An entity in which all of the equity owners are accredited investors.

(b) The undersigned is not an accredited investor and meets the requirements set forth below. PLEASE INDICATE THAT YOU, THE UNDERSIGNED, SATISFY THESE REQUIREMENTS BY PLACING AN "X" ON THE LINE BELOW.

_____
The undersigned, either alone or with the undersigned’s representative, has such knowledge, skill and experience in business, financial and investment matters so that the undersigned is capable of evaluating the merits and risks of an investment in the PubCo Common Stock. To the extent necessary, the undersigned has retained, at the undersigned’s own expense, and relied upon, appropriate professional advice regarding the investment, tax and legal merits and consequences of owning the PubCo Common Stock. In addition, the amount of the undersigned’s investment in the PubCo Common Stock does not exceed ten percent (10%) of the undersigned’s net worth. The undersigned agrees to furnish any additional information requested to assure compliance with applicable federal and state securities laws in connection with acquiring the PubCo Common Stock.

7. Understandings.

The undersigned understands, acknowledges and agrees that:

(a)
no federal or state agency has made any finding or determination as to the accuracy or adequacy of the Disclosure Documents or as to the fairness of the terms of this offering for investment nor any recommendation or endorsement of the PubCo Common Stock;

(b)
this offering is intended to be exempt from registration under the Securities Act by virtue of Section 4(2) of the Securities Act, which is in part dependent upon the truth, completeness and accuracy of the statements made by the undersigned herein;

(c)
the PubCo Common Stock are "restricted securities" in the U.S. under the Securities Act. There can be no assurance that the undersigned will be able to sell or dispose of the PubCo Common Stock. It is understood that in order not to jeopardize this offering’s exempt status under Section 4(2) of the Act, any transferee may, at a minimum, be required to fulfill the investor suitability requirements thereunder;

(d)
the representations, warranties and agreements of the undersigned contained herein and in any other writing delivered in connection with the transactions contemplated hereby shall be true and correct in all respects on and as of the date the PubCo Common Stock is acquired as if made on and as of such date; and

(e)
THE PUBCO COMMON STOCK MAY NOT BE TRANSFERRED, RESOLD OR OTHERWISE DISPOSED OF EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND ANY OTHER APPLICABLE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THE UNDERSIGNED SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

IN WITNESS WHEREOF, I have executed this Certificate.

SEE OMNIBUS SIGNATURE PAGES ANNEXED HERETO

_______________________________ Date: ___________, 2006.
Signature

_______________________________
Print Name

_______________________________
Title (if applicable)

_______________________________
Address

_______________________________

SCHEDULE D
TO THE SHARE EXCHANGE AGREEMENT
AMONG ALPHA MOTORSPORT, INC., HEALTHCARE PROVIDERS DIRECT, INC. AND THE SELLING SHAREHOLDERS AS SET OUT IN THE SHARE EXCHANGE AGREEMENT AND VINCENT MARKOVITCH

Directors and Officers of HPD

Directors:
Norman Proulx
Donald Farley
William Dioguardi
W. Barry McDonald

Officers:
Norman R. Proulx - CEO
Janet Tobias Proulx - Director, Administration, Secretary
Gregory S. Davies - Director, Finance, Treasurer
Richard A. Grace - Director, Operations

SCHEDULE E
TO THE SHARE EXCHANGE AGREEMENT
AMONG ALPHA MOTORSPORT, INC., HEALTHCARE PROVIDERS DIRECT, INC. AND THE SELLING SHAREHOLDERS AS SET OUT IN THE SHARE EXCHANGE AGREEMENT AND VINCENT MARKOVITCH

Directors and Officers of PubCo

Directors:
Vincent Markovitch
John Markovitch
John Markovitch, Sr.
Kristian Kostovski

Officers:
Vincent Markovitch, President, CEO, Secretary
John Markovitch, Treasurer, CFO

SCHEDULE F
TO THE SHARE EXCHANGE AGREEMENT
AMONG ALPHA MOTORSPORT, INC., HEALTHCARE PROVIDERS DIRECT, INC. AND THE SELLING SHAREHOLDERS AS SET OUT IN THE SHARE EXCHANGE AGREEMENT AND VINCENT MARKOVITCH

Leases, Subleases, Claims, Capital Expenditures, Taxes and

Other Property Interests

t

SCHEDULE G
TO THE SHARE EXCHANGE AGREEMENT
AMONG ALPHA MOTORSPORT, INC., HEALTHCARE PROVIDERS DIRECT, INC. AND THE SELLING SHAREHOLDERS AS SET OUT IN THE SHARE EXCHANGE AGREEMENT AND VINCENT MARKOVITCH

HPD Intellectual Property

t

SCHEDULE H
TO THE SHARE EXCHANGE AGREEMENT
AMONG ALPHA MOTORSPORT, INC., HEALTHCARE PROVIDERS DIRECT, INC. AND THE SELLING SHAREHOLDERS AS SET OUT IN THE SHARE EXCHANGE AGREEMENT AND VINCENT MARKOVITCH

HPD Material Contracts

t

SCHEDULE I
TO THE SHARE EXCHANGE AGREEMENT
AMONG ALPHA MOTORSPORT, INC., HEALTHCARE PROVIDERS DIRECT, INC. AND THE SELLING SHAREHOLDERS AS SET OUT IN THE SHARE EXCHANGE AGREEMENT AND VINCENT MARKOVITCH

HPD Convertible Securities